SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam New Jersey Tax Exempt Income Fund -- Class A
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
2/20/90

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $1,000

ERV = Ending Redeemable Value    $1,027   $1,420       $1,444

T   = Average Annual
      Total Return               +2.67%    +7.26%       +7.21%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $1,249,588

Expenses                         $170,150

Reimbursement                    $0

Average shares                   26,982,842

NAV                              $8.98

Sales Charge                        4.75%

POP                              $9.43

Yield at POP                      5.15%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 5.15%               5.15%
------       =      ------              =     9.13%
1-43.57%            56.43%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam New Jersey Tax Exempt Income Fund -- Class B
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
1/4/93

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     n/a       $1,000

ERV = Ending Redeemable Value    $1,020      n/a      $1,095

T   = Average Annual
      Total Return                  +1.98%   n/a        +3.82%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $296,362

Expenses                         $70,856

Reimbursement                    $0

Average shares                   6,411,647

NAV                              $8.97

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.75%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 4.75%               4.75%
------       =      ------              =        8.42%
1-43.57%            56.43%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam New Jersey Tax Exempt Income Fund -- Class M
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
5/1/95

TOTAL RETURN

Formula  --  Cumulative Total Return:       ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         n/a        n/a       1,000


ERV = Ending Redeemable Value    n/a        n/a       $999


T   = Cumulative
      Total Return                n/a        n/a       -0.10%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $5

Expenses                         $1

Reimbursement                    $0

Average shares                   113

NAV                              $9.12

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.93%